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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-45434) and on Form S-8 (Nos. 333-45980, 333-45042, 333-37884, 333-96163 and 333-88159) of Red Hat, Inc. of our report dated June 26, 2000 relating to the financial statements of WireSpeed Communications Corporation which appear in the Current Report on Form 8-K of Red Hat, Inc. dated October 6, 2000.


/s/PricewaterhouseCoopers LLP
--------------------------------


Raleigh, North Carolina
October 5, 2000